CLIFFORD CHANCE	LIMITED LIABILITY PARTNERSHIP
Exhibit 27

Dated 20 September 2002
Olivetti Finance N.V. Olivetti S.p.A. And Lehman Brothers International (Europe)

SUBSCRIPTION AGREEMENT relating to EUR 385,020,000 principal amount of Zero Coupon Guaranteed Bonds due 2004 exchangeable into ordinary shares of Telecom Italia S.p.A.

CONTENTS
Clause	Page

1.

Offering of the Bonds

2

2.

Representations and Warranties

3

3.

Covenants

11

4.

Listing

13

5.

Commission and Concession

13

6.

Costs and Expenses

14

7.

Closing

15

8.

Conditions Precedent

15

9.

Selling Restrictions

16

10.

Indemnification

20

11.

Termination

22

12.

Survival of Representations and Obligations

23

13.

Notices

23

14.

Currency Indemnity

23

15.

Governing Law and Jurisdiction

24

16.

Rights of Third Parties

24

17.

Counterparts

25

18.

General

25

THIS SUBSCRIPTION AGREEMENT is made on 20 September 2002

AMONG:

(1)

OLIVETTI FINANCE N.V. (the "Issuer") whose registered office is at Herengracht 548, 1077 XX Amsterdam;

(2)

OLIVETTI S.p.A. whose registered office is at Via G. Jervis 77, 10015 Ivrea, Italy ("Olivetti" or the "Guarantor"); and

(3)

LEHMAN BROTHERS INTERNATIONAL (EUROPE) whose registered office is at One Broadgate, 6th Floor, London EC2M 7HA, England (the "Global Co-ordinator").

WHEREAS:-

(A)

The Issuer proposes to issue, and the Guarantor proposes to provide an unconditional guarantee (the "Guarantee") in respect of, EUR 385,020,000 in aggregate principal amount of zero coupon exchangeable bonds due 2004 (the "Bonds").  The Issuer granted to the Global Co-ordinator an option to subscribe for an additional EUR 35,020,000 aggregate principal amount of such Bonds (the "Optional Bonds") (the Firm Bonds and the Optional Bonds are together referred to collectively as the "Bonds"), which expression shall include, where the context so permits, the Temporary Global Bond, the Permanent Global Bond and the Definitive Bonds referred to below).  Such option was exercised by the Global Co-ordinator on 27 August 2002 giving rise to the final aforementioned aggregate principal amount of EUR 385,020,000 of Bonds.

(B)

Each Bond will be exchangeable at the option of the holder thereof into fully paid ordinary shares, par value EUR 0.55 per share (the "Shares"), of Telecom Italia S.p.A. ("Telecom Italia") as provided in, and otherwise on the terms of, the Trust Deed (as defined in Clause 1.2 below).

(C)

The Bonds will be in bearer form and in the denomination of EUR 10,000 each.  The Bonds will initially be in the form of a temporary global bond (the "Temporary Global Bond"), which will be deposited on or around the Closing Date (as defined in Clause 7.1 below) with a common depositary for Euroclear Bank, S.A./N.V. as operator of the Euroclear System ("Euroclear") and Clearstream Banking, société anonyme, Luxembourg ("Clearstream, Luxembourg).  The Temporary Global Bond will be exchangeable, in whole or in part, for interests in a permanent global bond (the "Permanent Global Bond" and together with the Temporary Global Bond, the "Global Bonds") in the circumstances specified in the Temporary Global Bond.  The Permanent Global Bond will in turn be exchangeable, in whole but not in part, for Bonds in definitive form ("Definitive Bonds"), in the circumstances specified in the Permanent Global Bond.  The Bonds are being offered outside the United States and Canada in reliance on Regulation S of the U.S. Securities Act of 1933, as amended, (the "Securities Act").

IT IS AGREED THAT:

1.

OFFERING OF THE BONDS

1.1

Agreement to Issue and Guarantee

The Issuer agrees to issue Bonds to the Global Co-ordinator, or as it may direct, and the Global Co-ordinator agrees to subscribe and pay for the Bonds on the Closing Date (as defined in Clause 7.1) subject to the other provisions of this Agreement, at the issue price of 100 per cent. of the principal amount of the Bonds (the "Issue Price") less the commission and concession referred to in Clause 5.  The Guarantor agrees unconditionally to guarantee payment of all sums and performance of all obligations of the Issuer in relation to the Bonds.

1.2

The Bonds

The Issuer and the Guarantor will, not later than the Closing Date, enter into (and provide the Global Co-ordinator with a copy of) (1) a trust deed (the "Trust Deed") with J.P. Morgan Trustee and Depositary Company Limited as trustee (the "Trustee"), and (2) a paying and exchange agency agreement (the "Agency Agreement") with the Trustee and JPMorgan Chase Bank, London, as the principal paying and exchange agent (the "Principal Paying and Exchange Agent") and the other paying and exchange agent (together with the Principal Paying and Exchange Agent, the "Agents") referred to therein, each substantially in the form of the draft signed for identification by Clifford Chance, with such changes as may be approved by the Global Co-ordinator and agreed amongst the Issuer, the Guarantor and the other parties thereto. The Bonds will be issued in accordance with the terms of the Trust Deed. Bond certificates issued in respect of Bonds (including the Global Bonds) will be in the form scheduled to the Trust Deed. This Agreement, the Trust Deed, and the Agency Agreement are together referred to as the "Contracts".

1.3

Offering Circular

The Issuer and the Guarantor confirm that they will prepare an Offering Circular to be dated on or before the Closing Date (as defined in Clause 7.1) in form and substance satisfactory to the Global Co-ordinator (the "Offering Circular") for use in connection with the issue and sale of the Bonds and hereby authorise the Global Co-ordinator and its subsidiaries to distribute copies thereof in connection with the offering and sale of the Bonds subject to and in accordance with Clause 10.

1.4

Stabilisation

In connection with this offering, Lehman Brothers International (Europe) (the "Stabilising Manager") may, to the extent permitted by applicable laws, regulations and rules, including those of the Luxembourg Stock Exchange, Telematico or SEAQ International, over-allot or effect transactions in connection with the distribution of the Bonds and/or Shares with a view to supporting the market price of the Bonds at a level higher than that which might otherwise prevail in the open market.  However, there is no obligation on the Stabilising Manager or any agent of the Stabilising Manager to do this.  Such stabilising, if commenced, may be discontinued at any time.  Any loss resulting from over-allotment or stabilisation will be borne, and any profit arising therefrom shall be retained, by the Stabilising Manager. The Stabilising Manager acknowledges that the Issuer has not authorised the issue of the Bonds in excess of the aggregate amount of the Bonds agreed to be issued under this Agreement. Nothing herein shall be construed so as to require the Issuer to issue in excess of EUR 385,020,000 aggregate principal amount of Bonds.

1.5

Stabilising and public announcements

The Issuer represents, warrants and undertakes to the Global Co-ordinator that it was informed prior to any public announcement of the issue of the Bonds of the existence of the Financial Services Authority's informational guidance referred to in MAR 2.3.2R(4) of the price stabilising rules made under section 144(1) of the Financial Services and Markets Act 2000 (the "FSMA") and each of the Issuer and the Guarantor represents, warrants and undertakes that it has not issued and will not issue, without the prior consent of the Global Co-ordinator, any communication to which MAR 2.3.2R(1) of those rules applies unless that communication adequately discloses that stabilising action may take place in relation to the issue of the Bonds and complies with MAR 2.3.3E of those rules.

1.6

Publicity

The Issuer and the Guarantor confirm the arrangements made on their behalf by the Global Co-ordinator for announcements in respect of the Bonds to be published on such dates and in such newspapers or other publications as the Issuer and the Guarantor may agree with the Global Co-ordinator.

1.7

Application for Listing

The Issuer confirms that it has authorised the Global Co-ordinator to cause to be made on its behalf an application for the Bonds to be listed on the Luxembourg Stock Exchange (the "Stock Exchange").

2.

REPRESENTATIONS AND WARRANTIES

2.1

Representations of the Issuer and the Guarantor

As a condition of the obligation of the Global Co-ordinator to subscribe and pay for the Bonds, each of the Issuer and the Guarantor jointly and severally represents, warrants and undertakes to the Global Co-ordinator as follows:

2.1.1

Incorporation:  the Issuer is duly incorporated and validly existing under the laws of The Netherlands with full power and authority to conduct its business as described in the Offering Circular and is lawfully qualified to do business in those jurisdictions in which business is conducted by it;

2.1.2

Validity of Contracts:  this Agreement has been duly authorised, executed  and delivered by the Issuer and constitutes, and on the Closing Date, each of the other Contracts to which it is a party will have been duly authorised by the Issuer and will constitute, valid, legally binding and enforceable obligations of the Issuer except as such enforceability may be subject to the following reservations (the "Reservations") (i) the general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or law), including the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, (ii) the limitation of validity and/or enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, (iii) the time barring of claims under the Limitation Act 1980 or the Foreign Limitations Period Act 1984, (iv) defences of set-off or counterclaim and similar principles, (v) where a party to this agreement is vested with a discretion reasonably or be required to hold that opinion on reasonable grounds, (vi) any determination or certificate made or given pursuant to any provision of this agreement which provides for such determination or certificate to be conclusive is shown to have been incorrect, unreasonable, or arbitrary or not to have been given or made in good faith, (vii) if an English court were to construe any provision of this agreement being in the nature of a penalty, such provision would not be held to be valid and binding and (viii) the award of enforcement costs in a discretionary remedy;

2.1.3

Validity of Bonds:  on the Closing Date the Bonds will have been duly authorised by the Issuer and, when duly executed, authenticated, issued and delivered in accordance with the Trust Deed and this Agreement, will constitute valid, legally binding and enforceable obligations of the Issuer except as such enforceability may be subject to the Reservations;

2.1.4

Consents:  save for the filing of the draft Offering Circular with the Netherlands Authority for the Financial Markets on 27 August 2002 and provided that the Global Co-ordinator complies with the covenants set out in Clause 9 of this Agreement no action or thing is required to be taken, fulfilled or done by either of the Issuer (including without limitation the obtaining of any consent or licence or the making of any filing or registration) for the carrying out of the transactions contemplated by the Contracts, including, without limitation, the issue of the Bonds or the exchange of the Bonds for Shares, or the compliance by the Issuer with the terms of the Bonds and the Contracts as the case may be and any approvals which have been obtained are in full force and effect;

2.1.5

Compliance:  the execution and delivery of the Contracts, the issue of the Bonds, the exchange of the Bonds for Shares, the transfer and delivery of the Shares, the carrying out of the other transactions contemplated by the Contracts and compliance with their terms do not and will not (a) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the documents constituting the Issuer or any indenture, trust deed, mortgage or other agreement or instrument to which the Issuer is a party or by which it or any of its properties is bound which, in any such case, is material in the context of the issue of the Bonds, (b) (provided that the Global Co-ordinator complies with the covenants set out in Clause 9 of this Agreement) infringe any existing applicable law, rule, regulation, judgement, order or decree of any government, governmental body or court or regulatory body, domestic or foreign, having jurisdiction over the Issuer, or any of its properties, or (c) result in the creation or imposition of any lien on any property of the Issuer;

2.1.6

Offering Circular:  (a) the Offering Circular will on and as of its date contain all information with respect to the Issuer, the Bonds and the Shares which is material in the context of the issue and offering of the Bonds (including all information required by applicable laws of The Netherlands and the listing rules of the Stock Exchange and all information which, according to the particular nature of the Issuer and of the Bonds and the Shares, is necessary to enable investors and their investment advisers to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Issuer and of the rights attaching to the Bonds and the Shares); (b) the opinions and intentions expressed in the Offering Circular with regard to the Issuer will be honestly held, will have been reached after considering all relevant circumstances of which the Issuer is, on the date of the Offering Circular, aware and will be based on reasonable assumptions; (c) the Offering Circular will not contain any untrue, inaccurate or misleading statements of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (d) all reasonable enquiries will have been made by the Issuer to ascertain such facts as to verify the accuracy of all such information and statements;

2.1.7

Financial Statements:  (a) the audited financial statements of the Issuer at and for the two years ended 31 December 2001 and 31 December 2000 which will be contained, or incorporated by reference, in the Offering Circular, were prepared in accordance with the accounting principles described in the Offering Circular, the requirements of Netherlands law and the listing rules of the Stock Exchange and with international accounting principles consistently applied and present fairly the financial position of the Issuer as at the dates, and the results of the operations and changes in financial position of the Issuer for the periods in respect of which they have been prepared; and (b) since 31 December 2001, other than as disclosed in the Offering Circular, there has been no change, nor any development or event which may reasonably be expected to contribute to a change, which is materially adverse to the financial or trading position, prospects or results of operations of the Issuer;

2.1.8

Litigation:  there are no current actions, suits or proceedings against or affecting the Issuer or any of its properties which could individually or in the aggregate have a material adverse effect on the financial or trading position, or the prospects or the results of operations of the Issuer, or which would adversely affect the ability of the Issuer to enter into the Contracts or to issue the Bonds or to perform its obligations under the Contracts or the Bonds or which are otherwise material in the context of the issue of the Bonds and, to the best of the Issuer's knowledge no such actions, suits or proceedings are threatened in writing or contemplated;

2.1.9

Events of Default:  no event has occurred or circumstances arisen which, had the Bonds already been issued, would constitute an Event of Default or would (with the giving of notice and/or the passage of time and/or the fulfilment of any other condition) constitute an event to be described under the "Terms and Conditions of the Bonds" in the Offering Circular as an Event of Default;

2.1.10

Substantial U.S. Market Interest:  there is no substantial U.S. market interest (as defined in Regulation S under the Securities Act) in the Issuer's debt securities;

2.1.11

No Stabilisation:  neither the Issuer nor any other person acting on its behalf or pursuant to its instructions or with its concurrence (other than the Global Co-ordinator) has effected or entered into, or will effect or enter into, any transactions (save as specified in this Agreement) or arrangements with respect to the Bonds and/or the Shares with a view to stabilising or maintaining the market price of the Bonds, except as may have been disclosed in the Offering Circular;

2.1.12

Directed Selling Efforts:  neither the Issuer nor any affiliate (as defined in Rule 144(a)(i) under the Securities Act) of the Issuer or any persons acting on its or their behalf has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S under the Securities Act) with respect to the Bonds, the Guarantee or the Shares;

2.1.13

General Solicitation:  neither the Issuer nor any affiliate (as defined in Rule 144(a)(i) under the Securities Act) of it has, directly or through any agent (other than the Global Co-ordinator), engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) ("Regulation D") in connection with the offering of the Bonds or other Guarantees or the Shares;

2.1.14

Netherlands Finance Company Rules:  The Issuer meets and will continue to meet, the criteria set out in Section 3, subsection 1 sub a, and Section 4 of the Exemption Regulation pursuant to the Act on the Supervision of Credit Institutions 1992 (Wet toezichhr kredietwezen 1992) of the Minister of 26 June 2002 (the "Exemption Regulation"), including in particular that:

(a)

the Issuer and the Guarantor belong to one group (concern) as defined in the Exemption Regulation (the "Group") and the Issuer is a subsidiary (dochtermaatschappij) of the Guarantor within the meaning of Section 2:24a of the Dutch Civil Code;

(b)

at least 95% of the Issuer's balance sheet total is currently and will continue to be lent or invested within the Group of which the Issuer forms part;

(c)

the Guarantor has given or (as regards future liabilities) will give an unconditional guarantee (the "Guarantee") for all liabilities resulting from receipt by the Issuer of repayable funds (opvorderbare gelden), except for funds raised from professional market parties within the meaning of the Exempt Regulation or within a 'closed' circle within the meaning of the Exemption Regulation;

(d)

during the term of this Agreement, the Guarantor will have a positive consolidated shareholder's equity (positief geconsolideerd eigen vermogen) within the meaning of Section 2:373 of the Dutch Civil Code;

(e)

insofar as repayable funds have been or will be received by the Issuer from others than professional market parties or within a closed circle within the meaning of the Exemption Regulation, such funds have been or will be, as the case may be, raised exclusively by means of the issue of securities in compliance with the Securities Market Supervision Act 1995 (Wet toezicht effectenverkeer 1995. the "SMSA"); and

(f)

the Issuer has complied and will comply with the reporting requirements pursuant to Section 4 of the Exemption Regulation.

2.1.15

Secondary Market:  after completion of the distribution of the Bonds, the Issuer will not, directly or through an agent, engage in secondary market trading activity relating to the Bonds, except that the Issuer may repurchase the Bonds for its own account.

2.2

Representations of the Guarantor

As a condition of the obligation of the Global Co-ordinator to subscribe and pay for the Bonds, the Guarantor represents, warrants and undertakes to the Global Co-ordinator that:

2.2.1

Incorporation:  each of the Guarantor and Telecom Italia S.p.A. are duly incorporated, and validly existing under the laws of Italy with full power and authority to conduct its respective business as described in the Offering Circular and is lawfully qualified to do business in those jurisdictions in which its business is conducted by it;

2.2.2

Validity of Contracts:  this Agreement has been duly authorised, executed, and delivered by the Guarantor and constitutes, and, on the Closing Date, each of the other Contracts to which it is a party will have been duly authorised by the Guarantor and will constitute, valid, legally binding and enforceable obligations of the Guarantor except as such enforceability may be subject to the Reservations;

2.2.3

The Shares:  the Shares into which the Bonds are initially exchangeable are initially wholly owned by the Guarantor, duly and validly issued, fully paid and non-assessable and are not subject to any pre-emption or similar rights or any security interest ("diritto di garanzia") of any kind, the Guarantor or any other member of the Guarantor's group will make the Shares and/or such other property (if any) into which the Bonds may be exchangeable in accordance with their terms and conditions available for exchange in accordance with the terms and conditions of the Bonds and the Contracts, the Guarantor or any other member of the Guarantor's group will retain, and will have on each date on which the Bonds may be exchanged for Shares and/or such other property (if any) into which they may be exchangeable, good and valid title to the Shares and/or such other property (if any) into which the Bonds may be exchangeable in each case free and clear from any pledge, lien, charge, encumbrance, claim or equity and other third party rights or other security interest or pre-emption right or any similar right of any nature whatsoever and created by the Issuer, the Guarantor or any subsidiary of the Guarantor (including without limitation, Telecom Italia);

2.2.4

Consents:  provided that the Global Co-ordinator's representations are true and correct and that the Global Co-ordinator complies with the covenants set out in Clause 9 of this Agreement, no action or thing is required to be taken, fulfilled or done by either the Guarantor or Telecom Italia (including without limitation the obtaining of any consent or licence or the making of any filing or registration) for the carrying out of the transactions contemplated by the Contracts, including, without limitation, the issue of the Bonds or exchange of the Bonds for Shares or the compliance by the Guarantor or Telecom Italia with the terms of the Bonds and the Contracts as the case may be and any approvals which have been obtained are in full force and effect;

2.2.5

Compliance:  the execution and delivery of the Contracts, the issue of the Bonds, the exchange of the Bonds for the Shares, the transfer and delivery of the Shares, the carrying out of the other transactions contemplated by the Contracts and compliance with their terms do not and will not (a) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the documents constituting the Guarantor or Telecom Italia, as the case may be, or any indenture (including any "accordo"), trust deed, mortgage (including any "impegno o vincolo") or other agreement or instrument to which the Guarantor or Telecom Italia, as the case may be, or any of their respective subsidiaries is a party or by which any of them or any of their respective properties is bound which, in any such case, is material in the context of the issue of the Bonds, or (b) (provided that the Global Co-ordinator complies with the covenants set out in Clause 9 of this Agreement) infringe any existing applicable law, rule, regulation, judgement, order or decree of any government, governmental body or court or regulatory body, domestic or foreign, having jurisdiction over the Guarantor or Telecom Italia, as the case may be, any such subsidiary or any of its properties or (c) result in the creation or imposition of any lien on any property of the Guarantor or Telecom Italia, as the case may be.

2.2.6

Offering Circular:  (a) the Offering Circular will on and as of its date contain all information with respect to (i) Olivetti and its consolidated subsidiaries taken as a whole (the "Olivetti Group"); (ii) Telecom Italia and its consolidated subsidiaries taken as a whole (the "Telecom Italia Group") and the Shares which are material in the context of the issue and offering of the Bonds (including all information required by the laws of Italy and all information which, according to the particular nature of the Guarantor and Telecom Italia and of the Bonds and the Shares, is necessary to enable investors and their investment advisers to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Guarantor and Telecom Italia and of the rights attaching to the Bonds and the Shares); (b) the opinions and intentions expressed in the Offering Circular with regard to Olivetti, the Olivetti Group, Telecom Italia and the Telecom Italia Group will be honestly held by the Guarantor, will have been reached after considering all relevant circumstances of which the Guarantor is, on the date of the Offering Circular, aware and will be based on reasonable assumptions; (c) the Offering Circular will not contain any untrue, inaccurate or misleading statements of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; and (d) all reasonable enquiries will have been made by the Guarantor to ascertain such facts and to verify the accuracy of all such information and statements;

2.2.7

Financial Statements: (a) (i) the audited financial statements of Olivetti and the audited consolidated financial statements of the Olivetti Group, as at and for the two years ended 31 December 2001, and the unaudited financial statements as at and for the six months ended 30 June 2001 and 2002, which will be contained, or incorporated by reference, in the Offering Circular were prepared in accordance with the accounting principles described in the Offering Circular, the requirements of Italian law and to the extent not provided for therein with international accounting principles in each case consistently applied and present fairly the financial position of Olivetti and of the Olivetti Group as at the dates, and the results of operations and changes in the financial position of Olivetti and of the Olivetti Group for the periods, in respect of which they have been prepared; and (ii) since 31 December 2001 there has been no change, nor any development or event which may reasonably be expected to contribute to a change, which is materially adverse to the financial or trading position, prospects or results of operations of Olivetti or of the Olivetti Group except as described in the Offering Circular; and (b) (i) the audited financial statements of Telecom Italia and the audited consolidated financial statements of the Telecom Italia Group for the two years ended 31 December 2001, and the unaudited financial statements as at and for the six months ended 30 June 2001 and 2002, which will appear in the Offering Circular, were prepared in accordance with the requirements of Italian law and to the extent not provided for therein with international accounting principles in each case consistently applied and present fairly the financial position of Telecom Italia and the Telecom Italia Group as at the dates, and the results of the operations and changes of Telecom Italia and the Telecom Italia Group for the periods, in respect of which they have been prepared; and (ii) since 31 December 2001 there has been no change, nor any development or event which may reasonably be expected to contribute to a change, which is materially adverse to the financial or trading position, prospects of results of operations of Telecom Italia or of the Telecom Italia Group except as described in the Offering Circular;

2.2.8

Litigation:  there are no current actions, suits or proceedings against or affecting the Guarantor, Telecom Italia any of their respective subsidiaries, any of their respective controlled associated companies or any of their respective properties which could individually or in the aggregate have a material adverse effect on the financial or trading position, or the prospects or results of operations of Olivetti, the Olivetti Group, Telecom Italia or the Telecom Italia Group as the case may be, or would adversely affect the ability of the Guarantor or Telecom Italia, as the case may be, to enter into the Contracts or to exchange the Bonds for the Shares or to perform their respective obligations under the Contracts or which are otherwise material in the context of the issue of the Bonds and, to the best of the Guarantor' knowledge, no such actions, suits or proceedings are threatened in writing or contemplated;

2.2.9

Substantial U.S. Market Interest:  there is no substantial U.S. market interest (as defined in Regulation S under the Securities Act) in the debt securities of the Guarantor;

2.2.10

No Stabilisation: neither the Guarantor nor Telecom Italia nor any of their respective subsidiaries or controlled associated companies or any other person acting on behalf of any such person or pursuant to its instructions or with its concurrence (other than the Global Co-ordinator) has effected or entered or will effect or enter into any transactions (save as specified in this Agreement) or arrangements with a view to stabilising or maintaining the market price of the Bonds and/or the Shares, except as may have been disclosed in the Offering Circular;

2.2.11

Directed Selling Efforts: neither the Guarantor nor Telecom Italia nor any affiliate (as defined in Rule 144(a)(1) under the Securities Act) of the Guarantor or Telecom Italia or any person acting on either of its or their behalf has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act) with respect to the Bonds, the Guarantee or the Shares;

2.2.12

General Solicitation:  neither the Guarantor nor Telecom Italia nor any affiliate (as defined  Rule 144(a)(l) under the Securities Act) of it has directly or through any agent (other than the Global Co-ordinator) engaged in  any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Bonds or the Guarantee; and

2.2.13

Secondary Market:  after completion of the distribution of the Bonds, the Guarantor will not, directly or through an agent, engage in secondary market trading activity relating to the Bonds, except the Guarantor may repurchase the Bonds for its own account.

3.

COVENANTS

The Issuer and the Guarantor jointly and severally agree with the Global Co-ordinator that:

3.1.1

Delivery of Offering Circular:  the Issuer and the Guarantor will deliver to the Global Co-ordinator, without charge on the date hereof and up until the Closing Date or completion of distribution of the Bonds, whichever is later, such number of copies of the Offering Circular as the Global Co-ordinator may reasonably request, and the Issuer and the Guarantor will give to the Global Co-ordinator, as soon as practicable but no later than the Closing Date, three copies of the Offering Circular signed by a duly authorised officer of each of the Issuer and the Guarantor;

3.1.2

Amendment of Offering Circular:  if at any time prior to the date which is 90 days after the Closing Date, any event shall have occurred as a result of which the Offering Circular would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend or supplement the Offering Circular, the Issuer and the Guarantor will immediately notify the Global Co-ordinator and, upon request from the Global Co-ordinator, will promptly prepare and furnish without charge to the Global Co-ordinator as many copies as the Global Co-ordinator and/or the Stock Exchange may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission (in a form reasonably satisfactory to the Global Co-ordinator);

3.1.3

Representations and Warranties:  the Issuer and the Guarantor will immediately notify the Global Co-ordinator promptly of any event or development that makes untrue, or of any change affecting, any of its representations, warranties, agreements or indemnities herein at any time prior to payment being made to the Issuer on the Closing Date and take such steps as may be requested by the Global Co-ordinator to remedy and/or publicise the same and will reimburse the Global Co-ordinator in respect of any costs incurred by the Global Co-ordinator if any such steps are taken;

3.1.4

Announcements:  between the date hereof and the date which is 60 days after the Closing Date, the Issuer and the Guarantor will, and will cause all other parties which, for the avoidance of doubt, does not include Telecom Italia, acting on its behalf (other than the Global Co-ordinator), to notify and consult with the Global Co-ordinator (unless prevented by law or regulation) prior to issuing any announcement concerning or which could be material in the context of the offering and distribution of the Bonds and shall take into account such requests as the Global Co-ordinator shall reasonably make with respect to such announcements; provided that during the above-mentioned period the Issuer and the Guarantor shall promptly send to the Global Co-ordinator any public announcement made by Telecom Italia of which they become aware and which could be material in the context of the offering and distribution of the Bonds;

3.1.5

Taxes:  the Issuer and the Guarantor will pay (i) any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in the Republic of Italy, the United Kingdom, the United States, Belgium, The Netherlands and Luxembourg on or in connection with the creation, issue and offering of the Bonds or the execution or delivery of the Contracts; and (ii) in addition to any amount payable by it under this Agreement, any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it) provided, however, that if the Global Co-ordinator shall determine in its sole discretion that it has obtained a credit or repayment in respect of any such value added, turnover or similar tax, such Global Co-ordinator shall pay to the Issuer or the relevant Guarantor, as the case may be, the amount of such credit or repayment.

3.1.6

Directed Selling Efforts:  none of the Issuer, the Guarantor, nor any of their respective affiliates (as defined in Rule 405 under the Securities Act), nor any person acting on its or their behalf will engage in any "directed selling efforts" (as defined in Regulation S) with respect to the Bonds, the Guarantee or the Shares;

3.1.7

Cooperation to Complete Offering:  The Guarantor, for itself and its subsidiaries (other than Telecom Italia) undertakes to take all such actions, and undertakes to use its best efforts to procure Telecom Italia to take all such actions, as the Global Co-ordinator may reasonably request to assist in the offering of the Bonds, including: (i) making senior management and representatives of the Guarantor and Telecom Italia and any other relevant subsidiaries of the Guarantor available to participate in information meetings with the Global Co-ordinator, its advisors, and/or potential investors at such times and places as the Global Co-ordinator may reasonably request; and (ii) providing the Global Co-ordinator and its counsel with all information relating to the Guarantor, Telecom Italia and any other relevant subsidiaries of the Guarantor reasonably deemed necessary by the Global Co-ordinator and its counsel for the purposes of due diligence and the underwriting and offering of the Bonds, including (without limitation) the preparation and settling of an offering circular and all related documentation.  In addition, the Guarantor and its subsidiaries shall assist and co-operate with the Global Co-ordinator in connection with the offering of the Bonds and shall, and shall cause its subsidiaries to, act in accordance with all applicable statutes, rules, regulations or requirements.

3.1.8

Use of proceeds:  the Issuer shall ensure that the proceeds of the issue of the Bonds will be used to refinance its existing debt and/or the existing debt of its affiliates (including, without limitation, the Guarantor).

4.

LISTING

4.1

Supply of Information

The Issuer and the Guarantor agree to deliver to the Stock Exchange copies of the Offering Circular and to take such other steps as may be required for the purpose of obtaining a listing of the Bonds.

4.2

Maintenance of Listing

Without prejudice to its obligations under Clause 4.1 above, the Issuer and the Guarantor will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other materials that may be required in order to effect, and each of the Issuer and the Guarantor will use all reasonable endeavours to obtain, by the Closing Date, and to maintain, a listing of the Bonds on the Stock Exchange; if it is unable to obtain or maintain such listing or designation having used such endeavours, each of the Issuer and the Guarantor will use all reasonable endeavours to obtain and maintain a listing of, or quotation for, the Bonds on such other stock exchange or exchanges as the Issuer and the Guarantor may agree with the Global Co-ordinator.

4.3

Ratings

the Issuer and the Guarantor agree to take such steps as may be reasonably required to procure a rating for the Bonds with Standard & Poor's Corporation and Moody's Investor Service Inc. prior to Closing.

5.

COMMISSION AND CONCESSION

The Issuer and the Guarantor agree to pay to the Global Co-ordinator a combined underwriting commission and a selling concession in an amount 0.75 per cent. of the aggregate principal amount of the Bonds.

6.

COSTS AND EXPENSES

6.1

The Global Co-ordinator shall bear its out-of-pocket expenses incurred in connection with the offering of the Bonds (including, without limitation, all fees, expenses and disbursements (including those of their counsel and travel, accommodation and document production) and any value-added or equivalent tax thereon incurred by it) (collectively, the "Expenses") unless the offering does not proceed to closing for any reason.  If this offering does not close for any reason, the Guarantor shall reimburse the Global Co-ordinator for its reasonable Expenses up to a maximum of GBP 100,000 (plus any value-added or equivalent tax thereon).

All other expenses shall be borne directly by the Issuer and failing which the Guarantor; for the avoidance of doubt, such expenses shall include, but not necessarily be limited to:

6.1.1

the costs incurred by the Guarantor and the Issuer (such as costs incurred in retaining their own legal or other advisers or auditors);

6.1.2

costs and expenses of the Trustee and Agents and their counsel and all costs incurred in connection with drafting of the Contracts; and

6.1.3

any expenses associated with preparing and filing the offer documentation with the Stock Exchange pursuant to paragraph  above or any other regulatory authorities, the printing and distribution of the Offering Circular and preparing certificates for the Bonds.

The Global Co-ordinator shall discuss in advance with the Guarantor and the Issuer any actions or decisions that may entail significant expenses to be borne by the Guarantor and the Issuer and shall obtain the prior approvals of the Issuer and the Guarantor therefor, such approvals not to be unreasonably withheld or delayed.

6.2

All payments by the Issuer and the Guarantor under this Agreement shall be paid without set-off or counterclaim and free and clear of and without deduction or withholding for or on account of any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, imposed by The Netherlands or the Republic of Italy, the United Kingdom, the United States, Belgium or Luxembourg or by any department, agency or other political subdivision or taxing authority thereof, and all interest, penalties or similar liabilities with respect thereto ("Taxes"), unless deduction or withholding of such Taxes is required by law in which case the Issuer and the Guarantor shall pay such additional amounts as may be necessary to ensure that the payee receives the full amount due as if no such deduction or withholding had been made.  However, the Issuer and the Guarantor shall not be liable to pay any additional amount in respect of taxes levied or imposed on the Global Co-ordinator's commission income or the fees of their legal counsel unless such fees are paid upon termination in accordance with paragraph 6.1.

6.3

Payments in respect of the costs, fees and expenses referred to in this Clause 6 shall be satisfied by the Issuer and the Guarantor making them to the Global Co-ordinator and the Issuer and the Guarantor shall not be concerned with the payment of them to other persons.

6.4

The Issuer and the Guarantor will jointly and severally indemnify and hold the Global Co-ordinator harmless against any documentary, stamp or similar transfer or issue tax, including any interest and penalties (except to the extent arising solely through the default of the Global Co-ordinator), on the issue of the Bonds in accordance with the terms of this Agreement, on the offer or distribution of the Bonds, or on the execution and delivery of this Agreement or the other Contracts, which are or may be required to be paid under the laws of the United Kingdom, the United States of America, The Netherlands, the Republic of Italy, Belgium or Luxembourg or any political subdivision or taxing authority thereof or therein.

7.

CLOSING

7.1

Delivery of Temporary Global Bond

Not later than 12.00 p.m. (London time) on 20 September 2002 (or such other time or date on or about 20 September 2002 as the Issuer and the Global Co-ordinator, shall agree) (the "Closing Date"), the Issuer will issue and deliver the Temporary Global Bond, duly executed on behalf of the Issuer and authenticated in accordance with the Trust Deed, to a common depositary for Euroclear and Clearstream Luxembourg.

7.2

Payment for the Bonds

Against such delivery the Global Co-ordinator will pay or cause to be paid to the Issuer the net subscription moneys for the Bonds less the amounts specified in Clauses 5 and 6.1. Such payment shall be made in Euro same day settlement funds for value on the Closing Date to such Euro account as shall have been notified by the Issuer to the Global Co-ordinator not later than five days prior to the Closing Date, evidence of such payment taking the form of a confirmation from the paying bank that it has made such payment.

8.

CONDITIONS PRECEDENT

The obligations of the Global Co-ordinator to subscribe for the Bonds are subject to the following conditions precedent:

8.1.1

Other Contracts:  the execution and delivery on or before the Closing Date of the other Contracts by the respective parties.

8.1.2

Listing:  the Global Co-ordinator being satisfied that the approval of the listing of the Bonds on the Stock Exchange will be granted.

8.1.3

Auditors’ Letters:  upon the date hereof and on the Closing Date there shall have been delivered to the Global Co-ordinator, comfort letters from the auditors of the Issuer, the Guarantor and Telecom Italia, each in the agreed form.

8.1.4

Legal Opinions:  upon the Closing Date, there shall have been delivered to the Global Co-ordinator opinions, in form and substance reasonably satisfactory to the Global Co-ordinator, dated the Closing Date, of: (i) Clifford Chance, legal advisers to the Global Co-ordinator as to the laws of England, as to the laws of the Republic of Italy and as to the laws of the Netherlands; (ii) in house counsel of Telecom Italia as to the laws of the Republic of Italy; and (iii) such other resolutions, consents, authorities, documents, opinions and certificates as the Global Co-ordinator may reasonably require up to 36 hours prior to the Closing Date.

8.1.5

Compliance:  up to and at the Closing Date (i) the representations and warranties of the Issuer and Guarantor set forth herein shall be accurate and correct in all material respects at, and as if made on, such Closing Date; (ii) the Issuer and the Guarantor shall have performed all of their respective obligations hereunder to be performed on or before the Closing Date; and (iii) there shall have been delivered to the Global Co-ordinator a certificate to such effect, dated the Closing Date, and signed by a duly authorised officer of the Issuer.

8.1.6

Clearing Systems:  the Bonds shall have become eligible for clearance through Euroclear and Clearstream, Luxembourg.

8.1.7

No Material Adverse Change:  there shall not have been in the opinion of the Global Co-ordinator any material adverse change in the credit-worthiness, financial condition, results of operations, earnings, business affairs or business prospects of the Issuer, the Guarantor, Telecom Italia (whether or not arising in the ordinary course of business) which could adversely and materially affect the successful completion of the issue of the Bonds.

Documents which are described as being "in the agreed form" are documents in the forms initialled for the purpose of identification by Clifford Chance, with such changes as the Global Co-ordinator may approve.

The Global Co-ordinator may at its discretion waive compliance with the whole or any part of this Clause 8 (other than Clause 8.1.1 and 8.1.6 above); provided always that any such waiver shall be without prejudice to the Global Co-ordinator's right to elect to treat any further or other such breach, failure or event as releasing and discharging the Global Co-ordinator from its obligations to subscribe for the Bonds under Clause 1.

9.

SELLING RESTRICTIONS

The Global Co-ordinator represents and agrees as follows:

9.1

General

9.1.1

It understands that no action has been or will be taken in any jurisdiction by the Issuer, the Guarantor or itself that would permit a public offering, or any other offering under circumstances not permitted by applicable law, of the Bonds, or possession or distribution of the Offering Circular, any amendment or supplement thereto issued in connection which the proposed resale of the Bonds or any other offering or publicity material relating to the Bonds in any country or jurisdiction where action for that purpose is required.  The Global Co-ordinator will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Bonds or has in its possession or distributes the Offering Circular, any amendment or supplement thereto or any other offering or publicity material relating to the Bonds, in all cases at its own expense. The Global Co-ordinator is not authorised to make any representation or use any information in connection with the issue, subscription, sale and delivery of the Bonds other than the Term Sheet attached as Annex A to the Mandate Letter dated 29 July 2002 and as contained in the Offering Circular or any amendment or supplement thereto.

9.1.2

The Global Co-ordinator agrees that, until such time as the Global Co-ordinator shall have notified the Issuer of the time of completion of resales of the Bonds being sold in the offering, it will not, and will cause each of its affiliates (as defined in Rule 501(b) of Regulation D) not to, make bids or purchases for the purpose of creating actual or apparent active trading in, or raising the price of, the Bonds, except as allowed in accordance with any applicable securities laws, rules and regulations (including the rules, regulations and guidelines of any stock exchange or other self-regulatory organisation) of any jurisdiction, including, without limitation, any applicable U.S. federal securities laws, rules and regulations and any applicable rules and regulations of the U.K. Financial Services Authority and the Stock Exchange.

9.2

United Kingdom

The Global Co-ordinator represents, warrants and agrees that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Bonds in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Bonds in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or the Guarantor.

9.3

United States

The Bonds have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.

The Global Co-ordinator represents that it has offered and sold the Bonds and agrees that it will offer and sell the Bonds (i) as part of its distribution at any time and (ii) otherwise until 40 days after the latest of the commencement of the offering and the Closing Date only in accordance with Rule 903 of Regulation S as set forth below. Accordingly, the Global Co-ordinator agrees that neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Bonds, and it and they have complied and will comply with the offering restrictions requirement of Regulation S.  The Global Co-ordinator agrees that, at or prior to confirmation of sale of Bonds, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Bonds from it during the distribution compliance period a confirmation or notice to substantially the following effect:

"The securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering (the "Distribution Compliance Period"), except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S under the Securities Act."

Terms used in this paragraph have the meanings given to them by Regulation S.

In addition, the Global Co-ordinator represents and agrees in relation to the Bonds that:

9.3.1

except to the extent permitted under United States Treasury Regulation Section 1.163-5(c)(2)(i)(D) (the "D Rules") (a) it has not offered or sold, and during the restricted period will not offer or sell, any Bonds in bearer form to a person who is within the United States or its possessions or to a United States person; and (b) it has not delivered and will not deliver in definitive form within the United States or its possessions any Bonds sold during the restricted period;

9.3.2

it has, and throughout the restricted period will have, in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Bonds are aware that the Bonds may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

9.3.3

if it is a United States person, it is acquiring the Bonds in bearer form for the purposes of resale in connection with their original issuance and, if it retains Bonds in bearer form for its own account, it will only do so in accordance with the requirements of United States Treasury Regulation Section 1.163-5(c)(2)(i)(D)(6);

and with respect to each affiliate of the Global Co-ordinator that acquires Bonds in bearer form from the Global Co-ordinator for the purpose of offering or selling such Bonds during the restricted period, the Global Co-ordinator undertakes to the Issuer and the Guarantor that it will obtain from such affiliate for the benefit of the Issuer and the Guarantor the representations, warranties and undertakings contained in sub-clauses 9.3.1, 9.3.2 and 9.3.3.

9.4

Italy

The offering of the Bonds and has not been registered pursuant to the Italian securities legislation and, accordingly, the Global Co-ordinator represents, warrants and agrees that it has not offered or sold, and will not offer or sell, any Bonds in the Republic of Italy in a solicitation to the public, and that sales of the Bonds in the Republic of Italy shall be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations.

The Global co-ordinator has represented that it will not offer, sell or deliver any Bonds or distribute copies of the Offering Circular or any other document relating to the Bonds in the Republic of Italy except:

9.4.1

to "Professional investors", as defined in Article 31.2 of CONSOB Regulation No. 11522 of 1 July 1998 ("Regulation No. 11522"), as recently amended, pursuant to Articles 30.2 and 100 of Legislative Decree No. 58 of 24 February 1998 ("Decree No. 58"), or in any other circumstances where an express exemption from compliance with the solicitation restrictions provided by Decree No. 58 or CONSOB Regulation No. 11971 of 14 May 1999, as recently amended, applies, provided however, that any such offer, sale or delivery of Bonds or distribution of copies of the Offering Circular or any other document relating to the Bonds in the Republic of Italy must be:

(a)

made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No 385 of 1 September 1993 ("Decree No. 385"), Decree No. 58, Regulation No. 11522 and any other applicable laws and regulations;

(b)

in compliance with Article 129 of Decree No. 385 and the implementing instructions of the Bank of Italy, pursuant to which the issue, trading or placement of securities in Italy is subject to prior notification to the Bank of Italy, unless an exemption, depending, inter alia, on the amount of the issue and the characteristics of the securities, applies; and

(c)

in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or required by the Bank of Italy; or

9.4.2

to Italian residents who submit unsolicited offers to the Global Co-ordinator to purchase the Bonds.

9.5

The Netherlands/Global

9.5.1

The Global Co-ordinator has represented and agreed that:

(a)

it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell anywhere in the world, as part of their initial distribution or as part of any re-offering, the Bonds (including rights representing an interest in a Bond in global form) other than to individuals or legal entities situated anywhere in the world who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities firms, insurance companies, pension funds, investment institutions, central governments, large international and supranational organisations, other institutional investors and other parties, including treasury departments of commercial enterprises, which are regularly active in the financial markets in a professional manner) in which case:

(b)

it must be made clear both upon making the offer and in any documents or advertisements in which a forthcoming offering of such Bonds is publicly announced anywhere in the world (whether electronically or otherwise) that such offer is exclusively made to the said individuals or legal entities.

9.5.2

In addition and without prejudice to the relevant restrictions set out under 9.5.1 above, any Bonds in definitive form may only be transferred and accepted, directly or indirectly, within, from or into The Netherlands through the mediation of either the Issuer or an admitted institution of Euronext Amsterdam N.V., admitted in a function on one or more markets or systems held or operated by Euronext Amsterdam N.V. (toegelaten instelling), in accordance with the Dutch Savings Certificates Act (Wet inzake spaarbewijzen) of 21 May 1985 (as amended).  No such mediation is required: (a) in respect of the transfer and acceptance of rights representing an interest in the Permanent Global Bond; (b) in respect of the transfer and acceptance of Bonds in definitive form between individuals not acting in the conduct of a business or profession; (c) to the initial issue of the Bonds in definitive form to the first holders thereof; or (d) in respect of the transfer and acceptance of such Bonds within, from or into The Netherlands if all Bonds (either in definitive form or as rights representing an interest in a Bond in global form) are issued outside The Netherlands and are not distributed into The Netherlands in the course of initial distribution or immediately thereafter.  In the event that the Savings Certificates Act applies, certain identification requirements in relation to the issue and transfer of, and payments on, Bonds have to be complied with.

10.

INDEMNIFICATION

10.1

The Issuer and the Guarantor undertake with the Global Co-ordinator to jointly and severally indemnify and hold harmless the Global Co-ordinator and its affiliates and subsidiaries (each, an "indemnified party") from and against any and all losses, liabilities, costs, claims, damages, expenses or demands (or actions in respect thereof), joint or several, which any of them may incur or which may be made against any of them, insofar as such losses, liabilities, costs, claims, damages, expenses or demands (or actions in respect thereof) arise out of or in relation to or in connection with any breach or alleged breach of the representations and warranties set out in Clause 2 or any breach by either of the Guarantor or the Issuer of its obligations under this Agreement or any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or in any amendment or supplement thereto, or any omission or alleged omission therefrom of any fact necessary to make the statements therein not misleading, and will reimburse each such indemnified party for all costs, charges and expenses incurred by each such indemnified party in connection with investigating, disputing or defending any such action, claim or demand as and when incurred.  Provided, however, that this indemnity shall not apply to any loss, liability, cost, claim, damage, expense or demand (or actions in respect thereof) to the extent arising out of or based upon an untrue statement or omission made in the Offering Circular in reliance upon and in conformity with information relating to that Global Co-ordinator provided in writing to the Issuer by the Global Co-ordinator expressly for use therein.  This indemnity will be in addition to any liability which the Issuer or either Guarantor may otherwise have.

10.2

If the indemnification provided for in Clause 10.1 of this Agreement is unavailable to or insufficient to hold harmless an indemnified party under Clause 10.1 in respect of any loss, liability, claim, damage, expense or demand (or any action in respect thereof) referred to therein, then the Issuer and the Guarantor shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, expense or demand (or any action in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and the Global Co-ordinator on the other from the offering of the relevant Bonds. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Issuer and the Guarantor shall contribute to such amount paid or payable by such indemnified person in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Issuer and the Guarantor on the one hand and the Global Co-ordinator on the other in connection with the statements or omissions or breaches or alleged breaches which resulted in such loss, liability, claim, damage, expenses or demand (or any action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantor on the one hand and the relevant Global Co-ordinator on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer, bear to the total underwriting discounts and commissions received by the Global Co-ordinator. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Guarantor on the one hand or the Global Co-ordinator on the other and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, the Guarantor and the Global Co-ordinator agree that it would not be just and equitable if contribution pursuant to this Clause 10.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Clause 10.2. The amount paid or payable by an indemnified party as a result of the loss, liability, claim, damage, expense or demand (or actions in respect thereof) referred to above in this Clause 10.2 shall be deemed to include any legal or other expenses reasonably incurred by the Global Co-ordinator in connection with investigating or defending any such action or claim.

11.

TERMINATION

11.1

Notwithstanding anything herein contained, the Global Co-ordinator may, by notice to the Issuer and the Guarantor, terminate this Agreement at any time before the time on the Closing Date when payment for the Bonds would otherwise be due under Clause 7 above in any of the following circumstances:

11.1.1

if there shall have come to the notice of the Global Co-ordinator any breach of, or any event rendering untrue or incorrect in any material respect, any of the warranties and representations contained in Clause 2 or any failure to perform any of the covenants or agreements of the Issuer and/or the Guarantor in this Agreement;

11.1.2

if, in the opinion of the Global Co-ordinator, there shall have been such a change in financial markets or such a change in national or international financial, political (including but not limited to terrorist activities), or economic conditions or currency exchange rates or exchange controls as would in its view be likely to prejudice materially the success of the offering and distribution of the Bonds or dealings in the Bonds in the secondary market;

11.1.3

if there occurs a suspension or material limitation in trading in securities of the Issuer, the Guarantor or Telecom Italia in particular in or securities generally on the Mercato Telematico Acionario (MTA) della Borsa Italiana S.p.A. (the "Telematico") except where such suspension or material limitation is due to problems relating to the operation of or transaction processing of the Telematico; or

11.1.4

if any of the conditions specified in Clause 9 has not been satisfied or waived by the Global Co-ordinator.

11.2

If the Closing Date has not occurred on or before 31 December 2002 and each of the Issuer and the Guarantor has performed all of its covenants and agreements in this Agreement required to be performed prior to the Closing Date and is in a position to cause all of the conditions in Clause 8 to have been satisfied, the Issuer and the Guarantor may terminate this Agreement by notice to Global Co-ordinator.

11.3

Upon notice being given pursuant to Clauses 11.1 or 11.2 above, this Agreement shall terminate and be of no further effect and no party shall be under any liability to any other in respect of this Agreement, except that the Issuer and the Guarantor shall remain liable under Clause 10 and for the payment of all costs and expenses referred to in Clause 6 already incurred or incurred in consequence of such termination, the Global Co-ordinator shall remain liable under Clause 9 and Clauses 11, 12, 13, 14, 15 and  shall survive such termination and remain in full force and effect.

12.

SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS

The representations, warranties, agreements, undertakings and indemnities herein shall continue to be in full force and effect notwithstanding completion of the arrangements for the subscription and issue of the Bonds.

13.

NOTICES

Any notice or notification to be given hereunder shall be delivered in person or sent by letter or facsimile addressed, in the case of notification to (a) the Issuer, to it at Strawinskylaan, 1133, 1077 XX Amsterdam (facsimile number: +31 20 575 3364, Attention: Mr. Vincenzo Montano (b) the Guarantor, Via G Jervis 77, 10015 Ivrea, Italy (facsimile number + 39 0125 523989, Attention: Luigi Premoli and facsimile number +39 0125 522669, Attention: Antonella Garetto; and (c) to the Global Co-ordinator: to Lehman Brothers International (Europe), One Broadgate, London EC2M 7HA (facsimile number: 020 7260 2854, Attention: Equity Capital Markets: Legal Department).  In the case of posting as aforesaid, any such notice shall be deemed to have been received 7 days after posting.  In the case of sending by fax as aforesaid, any such notice shall be deemed to have been received on transmission provided that the correct error-free transmission report is received.

14.

CURRENCY INDEMNITY

Euro (the "Contractual Currency") is the sole currency of account and payment for all sums payable by the Issuer or the Guarantor under or in connection with this Agreement, including damages. If, under any applicable law and whether pursuant to a judgement being made or registered against the Issuer or the Guarantor or for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the "other currency") other than the Contractual Currency then, to the extent that the payment (when converted into the Contractual Currency at the rate of exchange on the date of payment or, if it is not practicable for the Global Co-ordinator to purchase the Contractual Currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process of the Issuer or the Guarantor, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the Global Co-ordinator falls short of the amount due under the terms of this Agreement, the Issuer and the Guarantor shall as a separate and independent obligation, indemnify and hold harmless the Global Co-ordinator against the amount of such shortfall. For the purpose of this Clause "rate of exchange" means the rate at which the Global Co-ordinator is able on the relevant date in London to purchase the Contractual Currency with the other currency and shall take into account any premium and other related costs. The above indemnities shall constitute obligations of the Issuer and the Guarantor separate and independent from their respective obligations under the provisions of this Agreement and shall apply irrespective of any indulgence granted by the Global Co-ordinator from time to time and shall continue in full force and effect notwithstanding the judgement or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor for a liquidated sum or sums in respect of amounts due under this Agreement (other than this Clause).

15.

GOVERNING LAW AND JURISDICTION

15.1

Governing Law

This Agreement and all matters arising from or connected with it shall be governed by and construed in accordance with English law.

15.2

English courts

The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute"), arising from or connected with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) or the consequences of its nullity.

15.3

Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

15.4

Rights of the Global Co-ordinator to take proceedings outside England

Clause 15.2 (English Courts) is for the benefit of the Global Co-ordinator only.  As a result, nothing in this Clause 15 (Governing Law and Jurisdiction)  prevents the Global Co-ordinator from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction.  To the extent allowed by law, the Global Co-ordinator may take concurrent Proceedings in any number of jurisdictions.

15.5

Service of Process

Each of the Issuer and the Guarantor irrevocably appoints Clifford Chance Secretaries Limited currently at 200 Aldersgate Street, London EC1A 4JJ as its authorised agent for service of process in England. If for any reason such agent shall cease to be such agent for service of process, the Issuer and the Guarantor shall forthwith, on request of the Global Co-ordinator, appoint a new agent for service of process in England and deliver to the Global Co-ordinator a copy of the new agent's acceptance of that appointment within 30 days. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

16.

RIGHTS OF THIRD PARTIES

16.1

An indemnified party who is not a party to this Agreement (a "Third Party") may enforce the terms of Clause 10 (Indemnification) subject to and in accordance with this Clause and Clauses 10 and Clause 15 (Governing Law and Jurisdiction) and any other relevant term of this Agreement and the provisions of the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act").

16.2

As conditions precedent to bringing any proceedings to enforce the terms of Clause 10 a Third Party which is (or was at the relevant time) a subsidiary, an affiliate, of the Global Co-ordinator or a person, if any who controls any such subsidiary or affiliate within the meaning of section 15 of the Securities Act or section 20 of  the Exchange Act or any of their respective directors, officers or agents must:

16.2.1

obtain the written consent of the Global Co-ordinator (it being understood that save to the extent notified in writing by the Global Co-ordinator to the indemnified person, the Global Co-ordinator will have the sole conduct of such action on behalf of the Third Party; and

16.2.2

give written notice to the Issuer and the Guarantor in accordance with Clause 13 (Notices) agreeing to be bound by Clause 16.

16.2.3

A Third Party which has given notice to the Issuer and the Guarantor agreeing to be bound by Clause 16 shall be deemed to be included in the category of persons for whose benefit the Issuer and the Guarantor have agreed to submit to the jurisdiction of the courts specified therein.

16.2.4

The parties to this Agreement do not require the consent of any person not a party to this Agreement to rescind or vary this Agreement at any time.

16.2.5

Except as set out in this Clause 16, a person who is not a party to this Agreement has no right under the Third Parties Act  to enforce any provision of this Agreement.

17.

COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

18.

GENERAL

18.1

The Global Co-ordinator may arrange for all or any of the services to be performed by it hereunder to be performed by any of their respective direct holding companies, broker dealer affiliates and/or subsidiaries provided that the provisions of this Clause 18.1 shall not relieve any of the Global Co-ordinator of their obligations hereunder.

18.2

Nothing in this Agreement, express or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors or assignees to the extent expressly set forth herein, any rights or remedies under or by reason of this Agreement or as results of the services to be referred by any the Global-Co-ordinator hereunder.

This Agreement has been entered into on the date first above written.

OLIVETTI FINANCE N.V.

By:

VINCENZO MONTANO

OLIVETTI S.p.A.

By:

ANTONIO TESONE

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

By:

RAJ RAY